SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 21, 2002


                           INNOVATIVE MEDICAL SERVICES
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             (Exact name of registrant as specified in its charter)

                  California                         33-0530289
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        (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)         Identification No.)

                 1725 Gillespie Way, El Cajon, California 92020
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               (Address of principal executive offices)(Zip Code)

                                 (619) 596 8600
                                -----------------
              (Registrant's telephone number, including area code)



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Item 5.  Other Information


On January 15, 2002, Bergen Brunswig Corporation, the supplier of the vitamins, minerals, nutritional supplements, homeopathic remedies and natural products sold on our Nutripure.com website terminated our distribution license for these products. As a result, we have closed our e-commerce division. Sales to date from the e-commerce division have been minimal and closing the e-commerce division will result in cost savings of approximately $35,000 per quarter in maintenance and service fees, amortization and labor costs. In the present fiscal quarter ending January 31, 2002. we anticipate writing off approximately $70,000 of the value attributed to the Bergen Brunswig Corporation license. The website software with a value of approximately $75,000 will be held as an asset for resale.

Item 7.   Financial Statements and Exhibits:         None



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INNOVATIVE MEDICAL SERVICES
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(Registrant)



By /s/   Michael L. Krall
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         Michael L. Krall,   President
         January 21, 2002